Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

SECOND QUARTER RESULTS

Minneapolis, MN (July 17, 2019)    Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended June 29, 2019 of $7,301,900 (or $1.79 per share diluted) compared to net income of $7,143,000 (or $1.73 per share diluted) in the second quarter of 2018. For the six months ended June 29, 2019, net income was $14,574,100 (or $3.52 per share diluted) compared to net income of $14,103,400 (or $3.42 per share diluted) for the same period last year.

Brett D. Heffes, Chief Executive Officer, commented, “Our franchisees are continuing to perform at a high level, but we have been disappointed by the activity in our leasing business. The result of the recent changes to our leasing organization will be a  leaner cost structure that is better aligned with the current level of operations.”

Winmark Corporation creates, supports and finances business. At June 29, 2019, there were 1,249 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 43 retail franchises have been awarded but are not open.  In addition, at June 29, 2019, the Company had a lease portfolio of  $33.0 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	June 29, 2019	December 29, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$1,101,200	$2,496,000
Restricted cash	65,000	80,000
Receivables, net	1,510,300	1,553,100
Net investment in leases - current	15,923,700	18,547,500
Income tax receivable	1,608,300	565,500
Inventories	114,400	107,600
Prepaid expenses	853,000	901,600
Total current assets	21,175,900	24,251,300

Net investment in leases – long-term	17,059,200	20,455,500
Property and equipment, net	1,936,400	866,200
Operating lease right of use asset	4,867,900	—
Goodwill	607,500	607,500
Other assets	509,200	482,600
	$46,156,100	$46,663,100

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$3,236,100	$3,236,100
Accounts payable	1,167,400	1,351,800
Accrued liabilities	2,783,300	3,128,600
Discounted lease rentals	3,172,700	3,021,900
Deferred revenue	1,725,500	1,744,900
Total current liabilities	12,085,000	12,483,300
Long-Term Liabilities:
Line of credit	6,000,000	—
Notes payable, net	23,986,800	25,604,900
Discounted lease rentals	1,752,900	2,723,500
Deferred revenue	8,093,900	8,432,400
Operating lease liabilities	6,061,000	—
Other liabilities	818,900	1,079,200
Deferred income taxes	1,188,000	1,148,300
Total long-term liabilities	47,901,500	38,988,300
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,759,186 and 3,907,686 shares issued and outstanding	1,305,600	4,425,600
Retained earnings (accumulated deficit)	(15,136,000)	(9,234,100)
Total shareholders’ equity (deficit)	(13,830,400)	(4,808,500)
	$46,156,100	$46,663,100

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
REVENUE:
Royalties	$12,653,200	$11,821,000	$24,414,600	$22,870,000
Leasing income	3,203,000	4,857,100	8,358,300	10,385,900
Merchandise sales	721,800	704,900	1,332,800	1,481,800
Franchise fees	413,900	378,100	805,700	779,000
Other	412,300	398,700	824,000	804,100
Total revenue	17,404,200	18,159,800	35,735,400	36,320,800
COST OF MERCHANDISE SOLD	681,200	681,000	1,252,700	1,423,500
LEASING EXPENSE	370,900	495,800	1,069,600	1,050,700
PROVISION FOR CREDIT LOSSES	69,300	109,000	79,400	204,000
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,435,900	6,799,300	13,420,300	13,493,700
Income from operations	9,846,900	10,074,700	19,913,400	20,148,900
INTEREST EXPENSE	(500,300)	(657,900)	(942,500)	(1,401,700)
INTEREST AND OTHER EXPENSE	(6,100)	(11,300)	(6,400)	(12,300)
Income before income taxes	9,340,500	9,405,500	18,964,500	18,734,900
PROVISION FOR INCOME TAXES	(2,038,600)	(2,262,500)	(4,390,400)	(4,631,500)
NET INCOME	$7,301,900	$7,143,000	$14,574,100	$14,103,400
EARNINGS PER SHARE – BASIC	$1.94	$1.85	$3.80	$3.66
EARNINGS PER SHARE – DILUTED	$1.79	$1.73	$3.52	$3.42
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	3,771,439	3,858,446	3,839,563	3,852,880
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	4,072,408	4,133,535	4,135,827	4,129,055